SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 26, 2007

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On October 26, 2007, the Board of Directors (the "Board"), on the recommendation of its Compensation and Management Development Committee (the "Committee"), approved a grant ("Mr. Lundgren's October Grant") of options on 134,000 shares of Macy's common stock to Terry J. Lundgren, Macy's Chairman, President and Chief Executive Officer, under Macy's 1995 Executive Equity Incentive Plan (the "Plan").

     In 2006, the Committee approved a two-year long-term incentive program for the senior officers of Macy's consisting of stock credits and stock options. All the stock credits for the two-year period were granted in 2006, and the first installment of stock options was also granted in 2006. At that time, the Committee anticipated that it would grant the second installment of stock options for that two-year period in 2007. The Committee generally approves annual equity grants to executives eligible for such grants at its meeting in March each year. On March 23, 2007, the Committee intended to approve proposed annual grants for all identified executives, including the senior officers to whom the second installment of stock option grants was to be made under the long-term incentive program, and intended to recommend that the Board approve the second installment of stock options for Mr. Lundgren. However, the formal resolutions prepared by management to approve the proposed annual grants inadvertently omitted the intended approval of Mr. Lundgren's grant, and, accordingly, the annual grant of options for Mr. Lundgren was not implemented at that time.

     On October 26, 2007, the Board determined that the omission of the intended approval of Mr. Lundgren's grant at the March 23, 2007 meeting should be corrected. Accordingly, on October 26, 2007, the Board, on the recommendation of the Committee, approved Mr. Lundgren's October Grant with substantially the same economic terms as the options granted on March 23, 2007 to all other executives.

Exercise Price. The exercise price for options granted at Macy's is generally set at the closing price per share of the common stock for the trading day immediately preceding the date on which the stock option grant is effective. The closing price on October 25, 2007 was $32.46 per share. However, the Plan also authorizes the Board to set an exercise price which is higher. For Mr. Lundgren's October Grant, the Board set the exercise price at $46.15 per share, which was the closing price per share of the common stock on March 22, 2007 and is the exercise price that applies to the options granted on March 23, 2007 to all other executives.

Vesting. The stock options that are the subject of Mr. Lundgren's October Grant will vest in 25% increments on each of the first four anniversaries of March 23, 2007, which is the vesting schedule that applies to the options granted on March 23, 2007 to all other executives.

Expiration. The stock options that are the subject of Mr. Lundgren's October Grant will expire on March 23, 2017, which is the expiration date that applies to the options granted on March 23, 2007 to all other executives.

This summary of Mr. Lundgren's October Grant is qualified in its entirety by reference to the Nonqualified Stock Option Agreement, dated as of October 26, 2007, by and between Macy's and Mr. Lundgren, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		10.1	Nonqualified Stock Option Agreement, dated as of October 26, 2007, by and between Macy's, Inc. and Terry Lundgren

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: November 1, 2007			By: /s/ Joel A. Belsky___________________
Name: Joel A. Belsky
Title: Vice President and Controller

Index to Exhibits

Index Number

10.1	Nonqualified Stock Option Agreement, dated as of October 26, 2007, by and between Macy's, Inc. and Terry Lundgren